Exhibit 99.1

Evolent Health Announces Third Quarter 2021 Results

Washington, D.C., (November 3, 2021) – Evolent Health, Inc. (NYSE: EVH), a health care company that delivers proven clinical and administrative solutions to payers and providers, today announced financial results for the quarter ended September 30, 2021.

Highlights from the third quarter of 2021 announcement include:

Quarter ended September 30, 2021:

•GAAP revenue of $222.5 million, a decrease of $17.1 million, or 7.1%, from the three months ended September 30, 2020.
◦Revenue excluding revenue from divested assets increased 36.3% from the three months ended September 30, 2020.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $(13.0) million.
•Achieved Adjusted EBITDA of $13.8 million.
•Total Lives Managed of 14.7 million as of September 30, 2021, composed of 1.6 million Evolent Health Services Lives on Platform and 13.1 million Clinical Solutions Lives on Platform.

Additional announcements:
•Evolent enters into two new agreements with Sunflower Medical Group in Kansas and Northern Medical Group in New York, expanding its total cost of care management services through Evolent Care Partners
•Evolent adds new partnership with Health New England to provide comprehensive advance care planning services through New Century Health

Seth Blackley, Chief Executive Officer and Co-Founder of Evolent Health commented, “Overall, we’re pleased with our results this quarter and our continued momentum on growth and earnings power. As we head into 2022, we are seeing momentum from our current portfolio as our solutions are delivering differentiated performance for our partners and our pipeline continues to drive strong growth. Today, we are excited to announce Evolent Care Partners has signed two new provider partnerships with Sunflower Medical Group in Kansas and Northern Medical Group in New York. Additionally, we are pleased to announce a new partnership with Health New England, a leading not-for-profit provider-owned health plan in Massachusetts. Health New England will leverage advance care planning services through New Century Health’s Vital Decisions platform to help its more than 180,000 members with serious illness plan for future health care decisions. The three new partnerships announced today bring our total partner additions to ten for 2021, exceeding our target of six to eight.”

Mr. Blackley added, “We also continue to drive innovation for our partners to make meaningful progress in increasing efficiency, improving clinical outcomes, and reducing the cost of care. For example, in the 2020 Performance Year, Evolent Care Partners drove over $20 million in savings to Medicare across 55,000 lives – putting it in the top 10% of performance of at-scale first year ACOs in the history of the program. With life growth already under contract and expected expansion to savings rates per life, we expect Evolent Care Partners to become an important financial and strategic contributor to Evolent Health.”

“We remain committed to the execution of our focused strategy and are encouraged by our strong performance and momentum as we head into 2022."

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See Financial Statement Presentation and Non-GAAP Financial Measures for more information.

Segment Highlights: Evolent Health Services

•Revenue of $63.3 million, down 36.8%, from $100.2 million for the three months ended September 30, 2020, respectively.
◦Revenue excluding revenue from divested assets increased $4.4 million, or 7.8%, from the three months ended September 30, 2020
•Adjusted EBITDA of $(3.4) million and $24.6 million for the three months ended September 30, 2021 and 2020, respectively.
◦Adjusted EBITDA margin of (5.3)% and 24.6% for the three months ended September 30, 2021 and 2020, respectively.
•Evolent Health Services Lives on Platform was 1.6 million lives with a Evolent Health Services Average PMPM of $13.19 as of September 30, 2021.

Segment Highlights: Clinical Solutions

•Revenue of $159.6 million, up 14.0%, from $140.1 million for the three months ended September 30, 2020.
◦Revenue excluding revenue from divested assets increased $54.0 million, or 51.3%, from the three months ended September 30, 2020
•Adjusted EBITDA of $23.9 million and $(1.0) million for the three months ended September 30, 2021 and 2020, respectively.
◦Adjusted EBITDA margin of 15.0% and (0.7)% for the three months ended September 30, 2021 and 2020, respectively.
•Clinical Solutions Lives on Platform in our Performance Suite was 1.5 million with a Clinical Solutions Performance Suite Average PMPM of $34.16 and in our New Century Technology and Services Suite Lives on Platform was 11.7 million with a New Century Technology and Services Suite Average PMPM of $0.36 as of September 30, 2021.

Reported Results

Evolent Health, Inc. reported the following results in accordance with U.S. generally accepted accounting principles (“GAAP”):

•Revenue of $222.5 million and $239.6 million for the three months ended September 30, 2021 and 2020, respectively.
•Cost of revenue of $163.1 million and $181.8 million for the three months ended September 30, 2021 and 2020, respectively.
•Selling, general and administrative expenses of $51.3 million and $52.4 million for the three months ended September 30, 2021 and 2020, respectively.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $(13.0) million and $(37.3) million for the three months ended September 30, 2021 and 2020, respectively.
•Loss attributable to common shareholders of Evolent Health, Inc., per basic and diluted share, of $(0.15) and $(0.44) for the three months ended September 30, 2021 and 2020, respectively.

Total cash and cash equivalents was $252.5 million as of September 30, 2021.

Adjusted Results

•Adjusted cost of revenue of $162.9 million and $178.7 million for the three months ended September 30, 2021 and 2020, respectively.
•Adjusted selling, general and administrative expenses of $45.8 million and $47.0 million for the three months ended September 30, 2021 and 2020, respectively.
•Adjusted EBITDA of $13.8 million for both the three months ended September 30, 2021 and 2020, respectively.
◦Adjusted EBITDA margin of 6.2% and 5.8% for the three months ended September 30, 2021 and 2020, respectively.
•Adjusted Loss Attributable to Common Shareholders of $(2.4) million and $(2.2) million for the three months ended September 30, 2021 and 2020, respectively.
•Adjusted Loss per Share Attributable to Common Shareholders of $(0.03) for both the three months ended September 30, 2021 and 2020, respectively.

Business Outlook
Full Year 2021 Guidance

Revenue for the year ending December 31, 2021 is expected to be in the range of approximately $884 million to $900 million, compared to previous guidance of $870 million to $900 million.

Adjusted EBITDA is expected to be in the range of approximately $56 million to $60 million, compared to previous guidance of $50 million to $58 million.

Fourth Quarter 2021 Guidance

For the three months ending December 31, 2021, revenue is expected to be in the range of approximately $225 million to $240 million. Adjusted EBITDA is expected to be in the range of approximately $14 million to $18 million.

This "Business Outlook" section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth below in "Forward Looking Statements - Cautionary Language" and Evolent Health, Inc.'s filings with the Securities and Exchange Commission ("SEC").

Web and Conference Call Information

As previously announced, Evolent Health, Inc. will hold a conference call to discuss its third quarter performance this evening, November 3, 2021, at 5:30 p.m., Eastern Time. To listen to a live broadcast via the internet and view the accompanying materials, please visit the Company's Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join the "Evolent Health call." Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company's website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.

About Evolent Health

Evolent Health (NYSE: EVH) delivers proven clinical and administrative solutions that improve whole-person health while making health care simpler and more affordable. Our solutions encompass total cost of care management, specialty care management, and administrative simplification. Evolent serves a national base of leading payers and providers, is the first company to receive the National Committee for Quality Assurance's Population Health Program Accreditation, and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolenthealth.com.

Contacts:

Chelsea Griffin
Investor Relations
919.817.8045
cgriffin@evolenthealth.com

Dan Paladino
Media Relations
571.306.3470
dpaladino@evolenthealth.com

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Transformation Services Revenue, Adjusted Platform and Operations Services Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Total Operating Expenses, Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted Earnings (Loss) Available to Common Shareholders and Adjusted Earnings (Loss)

per Share Available to Common Shareholders, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs related to acquisitions and business combinations, securities offerings, discontinued operations and other one-time adjustments. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures, which are also useful to investors, because they facilitate an understanding of our long term operational costs while removing the effect of costs that are not expected to reoccur frequently (e.g. acquisition-related costs) and non-cash (e.g. stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses. Adjustments for acquisition-related costs incurred generally represent professional service fees and direct expenses related to acquisitions. Because we do not acquire businesses on a predictable cycle, we do not consider the amount of acquisition-related costs to be a representative component of the day-to-day operating performance of our business.

Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through asset acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is further adjusted to exclude the impact of (gain) loss on disposal of assets and items arising from acquisitions and business combinations, such as changes in fair value of contingent consideration and indemnification assets.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures. Management uses Adjusted Total Operating Expenses and Adjusted Operating Income (Loss) because the removal of acquisition costs, one-time or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance, and believes these measures are useful to investors because they give investors insight into our core operating performance.

Adjusted EBITDA is defined as EBITDA (net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to exclude equity method investment impairment, gain on the transfer of membership, loss on repayment of debt, loss on extinguishment of debt, goodwill impairment, gain (loss) from equity method investees, loss on disposal of assets and consolidation, changes in fair value of contingent consideration and indemnification asset, net loss attributable to non-controlling interests, other income (expense), net, repositioning costs, stock-based compensation expense, severance costs, amortization of contract cost assets, strategy and shareholder advisory expenses, acquisition-related costs and gain (loss) from discontinued operations.

Management uses Adjusted EBITDA as a supplemental performance measure because the removal of acquisition-related costs, one-time or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted EBITDA Margin is as defined Adjusted EBITDA divided by Revenue. Management uses Adjusted EBITDA margin as a supplemental performance measure because it allows the investor to understand operational performance compared to revenues over time. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available to Common Shareholders is defined as earnings (loss) attributable to common shareholders adjusted to exclude gain from equity method investees, other income (expense), net, gain on transfer of membership, loss on repayment of debt, goodwill impairment, loss on disposal of assets, impairment of equity method investees, changes in fair value of contingent consideration and indemnification assets, net loss attributable to non-controlling interests, loss on extinguishment of debt, purchase accounting adjustments, repositioning costs, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, gain (loss) from discontinued operations, strategy and shareholder advisory services and acquisition-related costs.

Adjusted Earnings (Loss) per Share Available to Common Shareholders is defined as Adjusted Earnings (Loss) Available to Common Shareholders divided by Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.
Management uses Adjusted Earnings (Loss) Available to Common Shareholders and Adjusted Earnings (Loss) per Share Available to Common Shareholders because excluding non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that these measures are also useful to investors for the same reason.

Revenue Excluding Divested Assets is defined as the sum of revenue, less revenue from our divested health plan assets of Passport, Lighthouse and Miami Children’s. Management uses Total Revenue Excluding Divested Assets as a supplemental performance measure because it reflects our on-going operational results. The measures are useful to investors because it reflects the full view of our operational performance in line with how we generate our long-term forecasts.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Lives on Platform and Per Member Per Month (“PMPM”) Fee

Total Lives Managed are calculated by summing our Evolent Health Services Lives on Platform, our Clinical Solutions Lives on Platform. Evolent Health Services Lives on Platform are calculated by summing members on our value-based care and comprehensive health plan administrative platform. Clinical Solutions Lives on Platform are calculated by summing the Clinical Solutions Lives on Platform in our Performance suite and New Century Technology and Services suite Lives on Platform. Clinical Solutions Lives on Platform in our Performance suite are calculated by summing members covered for oncology specialty care services and members covered for cardiology specialty care services for contracts not under ASO arrangements. New Century Technology and Services suite Lives on Platform are calculated by summing members covered for oncology specialty care services and members covered for cardiology specialty care services for contracts under ASO arrangements. Members covered for more than one category are counted in each category.

Evolent Health Services Average per member per month (“PMPM”) fee is defined as platform and operations revenue pertaining to the Evolent Health Services segment in the quarter divided by the average of the beginning and ending Evolent Health Services segment membership during quarter divided by the number of months in the period. Clinical Solutions Performance suite Average PMPM fee is defined as platform and operations services revenue pertaining to our Clinical Solutions performance suite in the quarter divided by the average of the beginning and ending Clinical Solutions performance suite membership during quarter divided by the number of months in the period. New Century Technology and Services suite Average PMPM fee is defined as platform and operations revenue pertaining to the New Century Technology and Services suite in the quarter divided by the average of the beginning and ending New Century Technology and Services Suite membership during quarter divided by the number of months in the period.

Management uses lives on platform and PMPM fees because we believe that they provide insight into the unit economics of our services. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance.

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited, in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Transformation services	$2,075	$4,807	$4,984	$10,800
Platform and operations services	220,396	234,765	654,615	667,303
Total revenue	222,471	239,572	659,599	678,103

Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below)	163,126	181,761	493,071	521,748
Selling, general and administrative expenses	51,292	52,366	152,582	151,749
Depreciation and amortization expenses	14,859	14,534	44,962	46,130
Loss on disposal of assets	—	—	—	6,447
Loss on extinguishment of debt, net	—	4,789	—	4,789
Goodwill impairment	—	—	—	215,100
Change in fair value of contingent consideration and indemnification asset	(225)	2,570	(819)	(492)
Total operating expenses	229,052	256,020	689,796	945,471
Operating loss	(6,581)	(16,448)	(30,197)	(267,368)
Interest income	120	1,159	311	2,634
Interest expense	(6,367)	(7,416)	(18,978)	(19,987)
Impairment of equity method investments	—	—	—	(47,133)
Gain from equity method investees	63	(13,717)	12,725	11,014
Gain from transfer of membership	—	—	22,969	—
Loss on repayment of debt	—	—	(19,158)	—
Other expense, net	(41)	(110)	(73)	174
Loss from continuing operations before income taxes	(12,806)	(36,532)	(32,401)	(320,666)
Provision (benefit) for income taxes	234	503	936	(3,131)
Loss from continuing operations	(13,040)	(37,035)	(33,337)	(317,535)
Income (loss) from discontinued operations, net of tax (1)	—	(1,135)	1,383	(2,908)
Net loss	(13,040)	(38,170)	(31,954)	(320,443)
Net loss attributable to non-controlling interests	—	(822)	—	(822)
Net loss attributable to common shareholders of Evolent Health, Inc.	$(13,040)	$(37,348)	$(31,954)	$(319,621)

Loss per common share
Basic and diluted
Continuing operations	$(0.15)	$(0.43)	$(0.39)	$(3.84)
Discontinued operations	—	(0.01)	0.02	(0.03)
Basic and diluted loss per share attributable to common shareholders of Evolent Health, Inc.	$(0.15)	$(0.44)	$(0.37)	$(3.87)

Weighted-average common shares outstanding
Basic and diluted	85,800	85,172	85,306	82,615

Comprehensive loss
Net loss	$(13,040)	$(38,170)	$(31,954)	$(320,443)
Other comprehensive loss, net of taxes, related to:

Foreign currency translation adjustment	4	71	(85)	(86)
Total comprehensive loss	(13,036)	(38,099)	(32,039)	(320,529)
Total comprehensive loss attributable to non-controlling interests	—	(822)	—	(822)
Total comprehensive loss attributable to common shareholders of Evolent Health, Inc.	$(13,036)	$(37,277)	$(32,039)	$(319,707)
————————
(1)Includes $1.9 million gain on disposal of discontinued operations for the nine months ended September 30, 2021.

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30, 2021	December 31, 2020
Cash and cash equivalents	$252,496	$319,002
Restricted cash and restricted investments	29,259	21,028
Total current assets	478,196	547,649
Intangible assets, net	245,069	264,992
Goodwill	349,010	349,029
Total assets	1,253,525	1,371,700

Accounts payable	37,785	31,975
Debt, net of discount	237,767	289,900
Total liabilities	646,041	752,100

Total shareholders' equity	607,484	619,600
Total liabilities and shareholders' equity	1,253,525	1,371,700

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Nine Months Ended September 30,
	2021	2020
Net cash and restricted cash provided by (used in) continuing operations
Net cash and restricted cash used in operating activities	$(27,909)	$(3,374)
Net cash and restricted cash provided by investing activities	38,582	263,297
Net cash and restricted cash provided by (used in) financing activities	(90,446)	12,054
Effect of exchange rate on cash and cash equivalents and restricted cash	(53)	43
Net increase (decrease) in cash and cash equivalents and restricted cash	(79,826)	272,020
Cash and cash equivalents and restricted cash as of beginning-of-period (1)	361,581	128,531
Cash and cash equivalents and restricted cash as of end-of-period (1)	$281,755	$400,551

Net cash and restricted cash provided by (used in) discontinued operations
Cash flows provided by operating activities	$5,002	$7,920
Cash flows provided by (used in) investing activities	(2,494)	936
————————
(1)As a result of the closing of the sale of True Health SPA, the consolidated statements of operations, consolidated balance sheets, and related financial information reflect the Company’s operations and assets and liabilities of True Health as discontinued operations for all periods presented. Cash flows and comprehensive income have not been adjusted and are included in the consolidated statements of cash flows and consolidated statements of comprehensive income (loss) for all periods presented.

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(in thousands, unaudited)

	For the Three Months Ended September 30, 2021			For the Three Months Ended September 30, 2020			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services	$2,075	$—	$2,075	$4,807	$—	$4,807	$(2,732)	(56.8)%	$(2,732)	(56.8)%
Platform and operations services (1)	220,396	—	220,396	234,765	—	234,765	(14,369)	(6.1)%	(14,369)	(6.1)%
Total revenue	222,471	—	222,471	239,572	—	239,572	(17,101)	(7.1)%	(17,101)	(7.1)%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (1)	163,126	(222)	162,904	181,761	(3,012)	178,749	(18,635)	(10.3)%	(15,845)	(8.9)%
Selling, general and administrative expenses (2)	51,292	(5,464)	45,828	52,366	(5,328)	47,038	(1,074)	(2.1)%	(1,210)	(2.6)%
Depreciation and amortization expenses (3)	14,859	(5,147)	9,712	14,534	(5,343)	9,191	325	2.2%	521	5.7%
Loss on extinguishment of debt	—	—	—	4,789	(4,789)	—	(4,789)	(100.0)%	—	—%
Change in fair value of contingent consideration and indemnification asset	(225)	225	—	2,570	(2,570)	—	(2,795)	(108.8)%	—	—%
Total operating expenses	229,052	(10,608)	218,444	256,020	(21,042)	234,978	(26,968)	(10.5)%	(16,534)	(7.0)%
Operating income (loss)	$(6,581)	$10,608	$4,027	$(16,448)	$21,042	$4,594	$9,867	60.0%	$(567)	(12.3)%

Total operating expenses as a percentage of total revenue	103.0%		98.2%	106.9%		98.1%
————
(1)Adjustments to cost of revenue include $0.1 million and $0.4 million in stock-based compensation expense for the three months ended September 30, 2021 and 2020, respectively. The adjustments also include approximately $0.1 million and $2.6 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for the three months ended September 30, 2021 and 2020, respectively.
(2)Adjustments to selling, general and administrative expenses include $4.3 million and $2.7 million in stock-based compensation expense for the three months ended September 30, 2021 and 2020, respectively. Adjustments also include acquisition-related costs of $1.2 million and $0.8 million for the three months ended September 30, 2021 and 2020, respectively, resulting from acquisitions and business combinations. Adjustments for the three months ended September 30, 2020 also include $1.8 million of severance costs.
(3)Adjustments to depreciation and amortization expenses of approximately $5.1 million and $5.3 million for the three months ended September 30, 2021 and 2020, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

	For the Nine Months Ended September 30, 2021			For the Nine Months Ended September 30, 2020			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services	$4,984	$—	$4,984	$10,800	$—	$10,800	$(5,816)	(53.9)%	$(5,816)	(53.9)%
Platform and operations services	654,615	—	654,615	667,303	—	667,303	(12,688)	(1.9)%	(12,688)	(1.9)%
Total revenue	659,599	—	659,599	678,103	—	678,103	(18,504)	(2.7)%	(18,504)	(2.7)%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (1)	493,071	(1,884)	491,187	521,748	(7,218)	514,530	(28,677)	(5.5)%	(23,343)	(4.5)%
Selling, general and administrative expenses (2)	152,582	(26,160)	126,422	151,749	(16,354)	135,395	833	0.5%	(8,973)	(6.6)%
Goodwill impairment	—	—	—	215,100	(215,100)	—	(215,100)	(100.0)%	—	—%
Depreciation and amortization expenses (3)	44,962	(16,990)	27,972	46,130	(17,513)	28,617	(1,168)	(2.5)%	(645)	(2.3)%
Loss on disposal of assets	—	—	—	6,447	(6,447)	—	(6,447)	(100.0)%	—	—%
Loss on extinguishment of debt	—	—	—	4,789	(4,789)	—	(4,789)	(100.0)%	—	—%
Change in fair value of contingent consideration and indemnification asset	(819)	819	—	(492)	492	—	(327)	(66.5)%	—	—%
Total operating expenses	689,796	(44,215)	645,581	945,471	(266,929)	678,542	(255,675)	(27.0)%	(32,961)	(4.9)%
Operating income (loss)	$(30,197)	$44,215	$14,018	$(267,368)	$266,929	$(439)	$237,171	88.7%	$14,457	3,293.2%

Total operating expenses as a percentage of total revenue	104.6%		97.9%	139.4%		100.1%
————
(1)Adjustments to cost of revenue include $1.6 million and $1.4 million in stock-based compensation expense for the nine months ended September 30, 2021 and 2020, respectively. The adjustments also include approximately $0.3 million and $3.7 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for the nine months ended September 30, 2021 and 2020, respectively. Adjustments for the nine months ended September 30, 2020 also include $2.2 million of severance costs.
(2)Adjustments to selling, general and administrative expenses include $10.1 million and $9.0 million in stock-based compensation expense for the nine months ended September 30, 2021 and 2020, respectively. Adjustments also include acquisition-related costs of $3.3 million and $1.6 million for the nine months ended September 30, 2021 and 2020, respectively, resulting from acquisitions and business combinations. Adjustments for the nine months ended September 30, 2021 include $6.0 million of repositioning costs and $6.5 million of strategy and shareholder advisory expenses. Adjustments for the nine months ended September 30, 2020 also include $5.7 million of severance costs.
(3)Adjustments to depreciation and amortization expenses of approximately $17.0 million and $17.5 million for the nine months ended September 30, 2021 and 2020, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

Evolent Health, Inc.
Segment Results
(in thousands, unaudited)

	Evolent Health Services	Clinical Solutions	Intersegment Eliminations	Subtotal	Corporate(1)	Consolidated
Revenue
For the Three Months Ended September 30, 2021
Transformation services	$2,075	$—	$—	$2,075	$—	$2,075
Platform and operations services	61,240	159,614	(458)	220,396	—	220,396
Total revenue	$63,315	$159,614	$(458)	$222,471	$—	$222,471

For the Three Months Ended September 30, 2020
Transformation services	$4,807	$—	$—	$4,807	$—	$4,807
Platform and operations services	95,361	140,071	(667)	234,765	—	234,765
Total revenue	$100,168	$140,071	$(667)	$239,572	$—	$239,572

	Evolent Health Services	Clinical Solutions	Subtotal	Corporate (1)	Segments Total
For the Three Months Ended September 30, 2021
Adjusted EBITDA	$(3,353)	$23,883	$20,530	$(6,765)	$13,765

For the Three Months Ended September 30, 2020
Adjusted EBITDA	$24,645	$(974)	$23,671	$(9,888)	$13,783

	Evolent Health Services	Clinical Solutions	Intersegment Eliminations	Subtotal	Corporate (1)	Consolidated
Revenue
For the Nine Months Ended September 30, 2021
Transformation services	$4,984	$—	$—	$4,984	$—	$4,984
Platform and operations services	218,940	437,031	(1,356)	654,615	—	654,615
Total revenue	$223,924	$437,031	$(1,356)	$659,599	$—	$659,599

For the Nine Months Ended September 30, 2020
Transformation services	$10,800	$—	$—	$10,800	$—	$10,800
Platform and operations services	273,583	395,723	(2,003)	667,303	—	667,303
Total revenue	$284,383	$395,723	$(2,003)	$678,103	$—	$678,103

	Evolent Health Services	Clinical Solutions	Subtotal	Corporate (1)	Segments Total
For the Nine Months Ended September 30, 2021
Adjusted EBITDA	$9,120	$53,456	$62,576	$(20,558)	$42,018

For the Nine Months Ended September 30, 2020
Adjusted EBITDA	$36,361	$18,269	$54,630	$(26,452)	$28,178
————————
(1)Corporate includes various finance, human resources, legal, executive and other corporate infrastructure expenses.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Loss
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss attributable to common shareholders of Evolent Health, Inc.	$(13,040)	$(37,348)	$(31,954)	$(319,621)
Net income margin	(5.9)%	(15.6)%	(4.8)%	(47.1)%

Less:
Interest income	120	1,159	311	2,634
Interest expense	(6,367)	(7,416)	(18,978)	(19,987)
Benefit (provision) for income taxes	(234)	(503)	(936)	3,131
Depreciation and amortization expenses	(14,859)	(14,534)	(44,962)	(46,130)
EBITDA	8,300	(16,054)	32,611	(259,269)
Less:
Impairment of equity method investees	—	—	—	(47,133)
Gain on transfer of membership	—	—	22,969	—
Loss on repayment of debt	—	—	(19,158)	—
Loss on extinguishment of debt	—	(4,789)	—	(4,789)
Goodwill impairment	—	—	—	(215,100)
Gain (loss) from equity method investees	63	(13,717)	12,725	11,014
Loss on disposal of assets and consolidation	—	—	—	(6,447)
Change in fair value of contingent consideration and indemnification asset	225	(2,570)	819	492
Net loss attributable to non-controlling interests	—	822	—	822
Other income (expense), net	(41)	(110)	(73)	174
Repositioning costs	—	—	(6,043)	—
Stock-based compensation expense	(4,395)	(3,164)	(11,754)	(10,375)
Severance costs	—	(1,757)	(52)	(7,890)
Amortization of contract cost assets	(110)	(2,610)	(433)	(3,817)
Strategy and shareholder advisory expenses	—	—	(6,513)	—
Acquisition-related costs	(1,207)	(807)	(3,277)	(1,490)
Gain (loss) from discontinued operations (1)	—	(1,135)	1,383	(2,908)
Adjusted EBITDA	$13,765	$13,783	$42,018	$28,178

Adjusted EBITDA margin	6.2%	5.8%	6.4%	4.2%

————————
(1)Includes $1.9 million gain on disposal of discontinued operations for the nine months ended September 30, 2021.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Loss
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands, except per share data)
(unaudited)

	Evolent Health Services		Clinical		Corporate
	For the Three Months Ended September 30,		For the Three Months Ended September 30,		For the Three Months Ended September 30,
	2021	2020	2021	2020	2021	2020
Net loss attributable to common shareholders of Evolent Health, Inc.	$(14,225)	$9,392	$18,914	$(5,217)	$(17,729)	$(41,523)
Net income margin	(22.5)%	9.4%	11.8%	(3.7)%

Less:
Interest income	—	—	—	—	120	1,159
Interest expense	—	—	—	—	(6,367)	(7,416)
Benefit (provision) for income taxes	—	—	—	—	(234)	(503)
Depreciation and amortization expenses	(10,605)	(10,685)	(4,254)	(3,849)	—	—
EBITDA	(3,620)	20,077	23,168	(1,368)	(11,248)	(34,763)
Less:
Gain (loss) from equity method investees	—	—	—	—	63	(13,717)
Change in fair value of contingent consideration and indemnification asset	—	—	—	—	225	(2,570)
Other expense, net	—	—	—	—	(41)	(110)
Net loss attributable to non-controlling interests	—	—	—	—	—	822
Loss on extinguishment of debt	—	—	—	—	—	(4,789)
Stock-based compensation expense	(157)	(307)	(718)	(394)	(3,520)	(2,463)
Severance costs	—	(1,651)	—	—	—	(106)
Amortization of contract cost assets	(110)	(2,610)	—	—	—	—
Acquisition-related costs	—	—	—	—	(1,207)	(807)
Gain (loss) from discontinued operations	—	—	—	—	—	(1,135)
Adjusted EBITDA	$(3,353)	$24,645	$23,886	$(974)	$(6,768)	$(9,888)

Adjusted EBITDA margin	(5.3)%	24.6%	15.0%	(0.7)%

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available to Common
Shareholders to Net Loss Attributable to Common Shareholders
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net Loss Attributable to Common Shareholders - Basic and Diluted (a)	$(13,040)	$(37,348)	$(31,954)	$(319,621)
Less:
Gain from equity method investees	63	(13,717)	12,725	11,014
Other expense, net	(41)	(110)	(73)	174
Gain on transfer of membership	—	—	22,969	—
Loss on repayment of debt	—	—	(19,158)	—
Loss on disposal of assets	—	—	—	(6,447)
Goodwill impairment	—	—	—	(215,100)
Loss on extinguishment of debt	—	(4,789)	—	(4,789)
Impairment of equity method Investees	—	—	—	(47,133)
Change in fair value of contingent consideration and indemnification asset	225	(2,570)	819	492
Net loss attributable to non-controlling interests	—	822	—	822
Purchase accounting adjustments	(5,147)	(5,343)	(16,990)	(17,513)
Repositioning costs	—	—	(6,043)	—
Stock-based compensation expense	(4,395)	(3,164)	(11,754)	(10,375)
Severance costs	—	(1,757)	(52)	(7,890)
Amortization of contract cost assets	(110)	(2,610)	(433)	(3,817)
(Gain) loss from discontinued operations (1)	—	(1,135)	1,383	(2,908)
Strategy and shareholder advisory expenses	—	—	(6,513)	—
Acquisition-related costs	(1,207)	(807)	(3,277)	(1,490)
Adjusted Loss Attributable to Common Shareholders (b)	$(2,428)	$(2,168)	$(5,557)	$(14,661)

Loss per Share Attributable to Common Shareholders - Basic and Diluted (a) (2)	$(0.15)	$(0.44)	$(0.37)	$(3.87)

Adjusted Loss per Share Available to Common Shareholders (b)	$(0.03)	$(0.03)	$(0.07)	$(0.18)

Weighted-average common shares - basic and diluted (2)	85,800	85,172	85,306	82,615
————————
(1)Includes $1.9 million gain on disposal of discontinued operations for the nine months ended September 30, 2021.
(2)For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

Evolent Health, Inc.
Reconciliation of Revenue from Divested Assets
to Revenue
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Total revenue	$222,471	$239,572	$659,599	$678,103
Less:
Revenue from divested assets	3,156	78,602	13,478	201,096
Subtotal	219,315	160,970	646,121	477,007
Eliminations	(458)	(458)	(1,376)	(1,376)
Total revenue excluding divested assets	$218,857	$160,512	$644,745	$475,631

Clinical Solutions revenue	$159,614	$140,071	$437,031	$395,723
Less:
Revenue from divested assets	492	34,914	562	97,636
Clinical Solutions revenue excluding divested assets	159,122	105,157	436,469	298,087

Evolent Health Services revenue	63,315	99,959	223,944	283,756
Less:
Revenue from divested assets	3,122	44,146	14,292	104,836
Evolent Health Services revenue excluding divested assets	60,193	55,813	209,652	178,920
Eliminations	(458)	(458)	(1,376)	(1,376)
Total revenue excluding divested assets	$218,857	$160,512	$644,745	$475,631

Evolent Health, Inc.
Guidance Reconciliation
(in thousands, unaudited)

	For the Three Months Ended December 31, 2021	For the Year Ended December 31, 2021
Net loss attributable to common shareholders of Evolent Health, Inc.	$(10,765)	$(42,719)
Less:
Interest income	100	411
Interest expense	(6,000)	(24,978)
Income Tax Benefit (Expense)	—	(936)
Depreciation and amortization expenses	(15,000)	(59,962)
EBITDA	10,135	42,746
Less:
Gain from equity method investees	10	12,735
Gain on transfer of membership	—	22,969
Loss on repayment of debt	—	(19,158)
Change in fair value of contingent consideration and indemnification asset	—	819
Repositioning costs	(750)	(6,793)
Other income (expense), net	(25)	(98)
Stock-based compensation expense	(4,500)	(16,254)
Severance costs	—	(52)
Amortization of contract cost assets	(100)	(533)
Gain from discontinued operations	—	1,383
Strategy and shareholder advisory services	—	(6,513)
Acquisition-related costs	(500)	(3,777)
Adjusted EBITDA	$16,000	$58,018

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the ability to achieve our goals. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•the significant portion of revenue we derive from our largest partners, and the potential loss, non-renewal, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate;
•evolution in the market for value-based care;
•uncertainty in the health care regulatory framework, including the potential impact of policy changes;
•our ability to offer new and innovative products and services;
•risks related to completed and future acquisitions, investments, alliances and joint ventures, including the acquisition of Vital Decisions which may be difficult to integrate, divert management resources, or result in unanticipated costs or dilute our stockholders;
•the financial benefits we expect to receive as a result of the sale of certain assets of Passport may not be realized;
•the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including governmental funding reductions and other policy changes, enrollment numbers for our partners’ plans, premium pricing reductions, selection bias in at-risk membership and the ability to control and, if necessary, reduce health care costs;
•risks relating to our ability to maintain profitability for our total cost of care and New Century Health’s performance-based contracts and products, including capitation and risk-bearing contracts;
•our ability to effectively manage our growth and maintain an efficient cost structure, and to successfully implement cost cutting measures;
•the potential negative impact of the COVID-19 pandemic and other public health emergencies;
•our ability to recover the significant upfront costs in our partner relationships;
•our ability to attract new partners and successfully capture new growth opportunities;
•the increasing number of risk-sharing arrangements we enter into with our partners;
•our ability to estimate the size of our target markets;
•our ability to maintain and enhance our reputation and brand recognition;
•consolidation in the health care industry;
•competition which could limit our ability to maintain or expand market share within our industry;
•risks related to governmental payer audits and actions, including whistleblower claims;
•our ability to partner with providers due to exclusivity provisions in our contracts;
•risks related to our offshore operations;
•our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;
•our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;
•the impact of additional goodwill and intangible asset impairments on our results of operations;
•our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing;
•our ability to achieve profitability in the future;
•the impact of litigation, including the ongoing class action lawsuit;
•material weaknesses in the future may impact our ability to conclude that our internal control over financial reporting is not effective and we may be unable to produce timely and accurate financial statements;
•restrictions and penalties as a result of privacy and data protection laws;
•data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;
•restrictions and penalties as a result of privacy and data protection laws;

•adequate protection of our intellectual property, including trademarks;
•any alleged infringement, misappropriation or violation of third-party proprietary rights;
•our use of “open source” software;
•our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;
•our reliance on third parties and licensed technologies;
•our ability to use, disclose, de-identify or license data and to integrate third-party technologies;
•our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners;
•our reliance on third-party vendors to host and maintain our technology platform;
•our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;
•our ability to utilize benefits under the tax receivables agreement described herein;
•our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;
•the terms of agreements between us and certain of our pre-IPO investors;
•the conditional conversion features of the 2024 and 2025 convertible notes, which, if triggered, could require us to settle the 2024 or 2025 convertible notes in cash;
•the impact of the accounting method for convertible debt securities that may be settled in cash;
•the potential volatility of our Class A common stock price;
•the potential impact of our securities class action litigation;
•the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale;
•provisions in our second amended and restated certificate of incorporation and third amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;
•the ability of certain of our investors to compete with us without restrictions;
•provisions in our second amended and restated certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees; and
•our intention not to pay cash dividends on our Class A common stock.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our periodic reports and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances that occur after the date of this release.